UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2024

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Silver Star Properties REIT, Inc., a Maryland corporation (the “Company”), owns substantially all of its assets and conducts its operations through Hartman XX Limited Partnership, a Texas limited partnership (the “Operating Partnership”). The Company’s wholly owned subsidiary, Hartman XX REIT GP LLC, is the sole general partner of the Operating Partnership, and the Company owns a majority limited partner interest in the Operating Partnership.

On July 19, 2024, the Company completed its fourth self-storage property acquisition of a 907 unit, 81,370 square feet Class A facility located in Delray Beach, Florida. The Delray Beach storage facility was acquired at a cost of $26.5 million from an unrelated third party.

Concurrent with the acquisition, an affiliate of the Company entered into a term loan agreement (the "Delray Loan Agreement" or “Loan”). Pursuant to the Delray Loan Agreement, the lender made a term loan in the principal amount of $15.530 million. The term of the Delray Loan Agreement is two years, with a maturity date of August 9, 2026. The outstanding principal of the Loan will bear interest at 1 month SOFR plus 3.50% per annum, payable monthly as it accrues.

The Loan is guaranteed by the Company (the "Guaranty Agreement") as well as by secured guaranties of its affiliated companies, Silver Star CRE, LLC (the "CRE Guaranty Agreement") and Silver Star CRE II, LLC (the "CRE II Guaranty Agreement").

The remainder of the acquisition price was provided by an approximately $11.8 million draw under the Amended and Restated Junior Loan Agreement ("Amended Junior Loan Agreement") and release of overfunded legacy asset lender reserves.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On July 25, 2024, the Company issued a press release announcing the acquisition of the Delray property. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, are “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The furnishing of the remarks is not intended to constitute a representation that such furnishing is required by Regulation FD or that the remarks include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1+	Press Release dated July 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+Furnished herewith.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Gerald W. Haddock
Name: Gerald W. Haddock
Title: Chief Executive Officer and Chairman of the Executive Committee
Date:  July 25, 2024